                                   EXHIBIT 22

                      BROWN & SHARPE MANUFACTURING COMPANY
                    ---------------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                         -------------------------------



Subsidiaries of the Registrant as of December 31, 1997 are as follows:


                                                                                                    Percentage of
                                                                          Jurisdiction              Voting Power
                                                                               of                   Owned by the
         Name of Subsidiary                                               Incorporation              Registrant
        -------------------                                              ---------------            --------------

Borel & Dunner, Inc.                                                     Michigan                        100%

Automation Software Inc.                                                 Delaware                        100%

Roch - Brown & Sharpe S.A.                                               France                          100%

Mauser Prazisions Messmittel GmbH                                        Germany                         100%

DEA - Brown & Sharpe S.p.A. ** and its subsidiaries:                     Italy                           100%

   DEA - Brown & Sharpe S.A.                                             Spain                           100%

   DEA - Brown & Sharpe S.A.                                             France                          100%

   DEA - Brown & Sharpe KK                                               Japan                           100%

Brown & Sharpe International Capital
   Corporation and its subsidiaries:                                     Delaware                        100%

   Leitz - Brown & Sharpe Messtechnik G.m.b.H.                           Germany                         100%

   Tesa - Brown & Sharpe S.A. and its subsidiaries:                      Switzerland                     100%

     P. Roch, S.a.R.L.                                                   Switzerland                     100%

     Tesa - Brown & Sharpe S.A.                                          France                          100%

     Tesa - Brown & Sharpe KK                                            Japan                           100%

   Brown & Sharpe Group Ltd.*  and its subsidiaries:                     United Kingdom                  100%

     White Lodge Financial Limited                                       United Kingdom                  100%

     Brown & Sharpe Ltd.                                                 United Kingdom                  100%

     Mercer - Brown & Sharpe Ltd.                                        United Kingdom                  100%

* Owned 71.3% by Brown & Sharpe International Capital Corporation and 28.7% by Tesa, S.A.
** Owned 85.0% by Brown & Sharpe Manufacturing Company and 15.0% by Brown & Sharpe International Capital Corporation.